UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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BJ’s Wholesale Club, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On July 22, 2011, the following “BJ’s New Ownership FAQs” (the “FAQ’s) were provided by BJ’s Wholesale Club, Inc. (the “Company” or “BJ’s”) to all of its employees. The FAQs were provided in connection with the Company’s previously announced entry into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Beacon Holding Inc., a Delaware corporation (“Buyer”), and Beacon Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Transitory Subsidiary”). Buyer and Transitory Subsidiary are affiliates of Leonard Green & Partners, L.P., a private equity firm based in Los Angeles, California, and CVC Capital Partners, a private equity firm with a network of 20 offices throughout Europe, Asia and the United States.

BJ’s New Ownership FAQs

Leonard Green/CVC

Q. Who are Leonard Green Partners and CVC?

Leonard Green Partners (LGP) is one of the preeminent private equity firms in the world. LGP was established in 1989 and has invested in 57 companies in a variety of industries since its founding, many in the retail sector. LGP generally seeks to invest in companies with growth potential, relies heavily on management to run the businesses they acquire and invests with a long-term perspective. You can find more information on Leonard Green on their web site at www.leonardgreen.com.

CVC is one of the five largest private equity firms in the world. CVC was founded in 1981 and manages $44 billion of capital for over 300 institutional, governmental, and private investors all over the world. CVC’s focus is to purchase companies in conjunction with their management teams and develop a plan for stable, long-term value. You can find information CVC on their web site at www.cvc.com.

Q. What is a private equity firm?

Private equity firms invest the funds of institutions, governments, and private investors.

Private equity firms focus on investing capital in mature businesses and help support their growth over a prolonged period through structural, strategic management and operational improvements. Private equity firms differ from venture capital firms, which invest in new or emerging organizations.

Q. What is the difference between a public and private company?

A public company’s shares are owned and traded by outside shareholders on public exchanges, like the NYSE. Private companies have one or a few owners and their shares are not publicly traded.

Q. Who made this decision?

In February, an independent Committee of the Board of Directors hired Morgan Stanley to serve as an advisor during the process of evaluating strategic alternatives. After much consideration, the Board is recommending that all stockholders approve the sale to LGP and CVC, which will result in BJ’s becoming a privately-owned company.

Q. What other business do LGP and CVC own?

LGP: (select retail holdings)

•	Whole Foods

•	PetCo

•	Sports Authority

•	Neiman Marcus

•	J Crew

•	The Container Store

•	David’s Bridal

•	Jo-Ann Stores

CVC: (select indicative holdings)

•	Formula 1 (motor racing)_

•	Leslie’s Pool Supplies (pool supplies retail)

•	Pilot Flying J (truck stops)

•	Univar (chemical distribution)

•	Belgian Post (post office)

•	Matahari (department store)

•	Merlin Entertainment (theme parks)

•	Samsonite (luggage)

Q. What other ventures have Leonard Green and CVC successfully partnered together before?

LGP and CVC have teamed up to invest in Leslie’s Swimming Pool Supplies.

Q. How much will LGP and CVC pay for BJ’s?

The total value of the acquisition will be approximately $2.8 billion, based on the purchase price of $51.25 per share.

Q. How was the $51.25/share determined?

This price per share was determined through negotiations between LGP/CVC and the Independent Committee of the Board of Directors. Morgan Stanley served as financial advisor to the Independent Committee.

Q. What is the relationship of the company called Beacon Holdings (mentioned in an 8K SEC filing) to LGP/CVC and the sale of BJ’s?

Beacon Holdings is the entity that has been established by LGP and CVC to own all of the stock of BJ’s Wholesale Club, Inc. after the sale of the company is completed.

Q. Why are the SEC filings referring to this as a merger? Who are we merging with?

Formally, BJ’s will be sold to LGP and CVC by merging BJ’s with a company that is owned by Beacon Holdings (an entity owned by the two private equity firms 50/50). At the end of the day, the company with which BJ’s is merged will disappear and Beacon Holdings will own all the shares of BJ’s.

Q. Will we still be employees of BJ’s Wholesale Club after the transaction is executed?

Yes, BJ’s Wholesale Club, Inc. will still exist and Team Members will be employed by BJ’s Wholesale Club, Inc.

Working at BJ’s

Q. Will we close any Clubs? The HO? The DCs? Will there be a hiring freeze or layoffs or outsourcings?

At this time, none of these actions are planned.

Q. Will my job change?

At this time, there are no plans to make any changes as a result of being a private company. However, as is the case today, job responsibilities can always be adjusted to meet the needs of the business.

Q. If my job is eliminated, will I get severance?

The company has a Change of Control Severance Benefit Plan which governs payments to certain Team Members whose employment is terminated within 24 months after the sale of the company (such as the sale to LGP/CVC). The termination of a participating Team Member’s employment must fulfill specific criteria in order for such Team Member to be eligible for payment of severance under this plan.

Q. Will the management team change?

We do not anticipate any management changes at this time.

Total Rewards (Stock, MIP, Benefits)

Q. Will my pay and benefits change? Will the cost of health insurance go down or up? Will there be enhancements to the employee benefits package?

Every year, BJ’s examines the Total Rewards program (pay and benefits) to provide pay and benefits that meets our Team Members’ needs.

Any changes to the Total Rewards program, including the 2012 benefits plans, will be communicated during our Annual Enrollment in the fall. At this time, we do not anticipate any changes to any Team Member’s base pay. However, as is the case today, pay and benefits can always be adjusted to meet the needs of the business.

Q. Will the company re-establish a pension plan for its employees?

BJ’s offers the 401(k) Plan as part of BJ’s Total Rewards program to help Team Members save for retirement. At this time, the company intends to continue the 401(k) Plan and there are no plans to add any additional pension plan.

Q. What will happen to my BJ’s stock in my 401(k) account? What will happen to my 401(k) account in general?

The company intends to continue the 401(k) Plan with generally the same plan design features we have today. The only anticipated change is that the BJ’s stock fund will end on the date of the transaction. Funds in the BJ’s stock fund will be exchanged at the close of business on the date of the transaction and converted to another fund, the Freedom Funds, in the 401(k) Plan. In the future, you can choose to change this investment.

In the meantime, buying and selling of the BJ’s stock fund will be subject to the usual restrictions under any blackout period between now and the date of the transaction. If you do not make an active election prior to the date of the transaction, your funds in the BJ’s stock fund will automatically move to the Freedom Funds.

Q. If I receive a prorated MIP payment, what will happen to my bonus for the balance of FY2012?

Within 30 days after the date of the transaction, all eligible MIP participants will receive a MIP payment, pro-rated at target, for the period from January 30, 2011 to the closing date of the change of control using your eligible 2012 fiscal year earnings, in accordance with the applicable change of control plan or agreement. Following the date of the change of control, we will continue the current MIP plan for the balance of fiscal year 2012. At the end of the fiscal year, we will calculate the full fiscal year bonus payment based upon performance using our normal calculation process, subtract the pro-rata amount which was already paid and then pay the difference, if any, to each eligible MIP participant.

Q. What will I receive for a bonus in the future?

It is our intent to offer our employees a competitive incentive compensation structure in the future. As we move forward and grow as a company, we will place greater emphasis on pay for performance to incent and reward individual Team Member contributions.

Q. What will happen to my stock?

Now that the Board of Directors has approved the sale of BJ’s to LGP and CVC, it will recommend to all shareholders that they also agree to the transaction via a shareholder vote. All outstanding unvested restricted stock will vest 100% on the date of the transaction. More information about this process will be made available in the future once specific details are determined.

Q. If I receive payment for all my stock and BJ’s is a private company, what will current and new managers have for LTI in the future?

LGP and CVC are buying BJ’s because we are a well-positioned, viable business. Keeping our management team focused on continued performance in the future will be critical to our success. As a result, we will examine other options that will replace the current equity plan. More information will be provided as it becomes available.

Q. If the price of the stock goes over $51.25 can we sell our vested options/vested restricted stock before the deal closes?

Yes, subject to compliance with BJ’s Insider Trading Policy you may sell your shares of BJ’s stock at any time before the effective time of the merger.

Q. When the sale is finalized and lump sum payments are issued to Team Members who currently own options and/or restricted shares, will there be any consideration given to helping them avoid any additional or unfavorable tax consequences?

It is recommended that Team Members consult a financial advisor for information and assistance with the tax implications of receiving lump-sum payments.

Q. When will BJ’s stock stop trading on the New York Stock Exchange?

BJ’s stock will cease trading as soon as the merger closes and BJ’s becomes a privately held company.

Q. Will we still have the same fiscal calendar with year end on 1/28/2012 or will the calendar be adjusted with the buyout?

We will remain on the same fiscal calendar year, which this year will end on January 28, 2012.

Q. I have options that are expiring in September, what are my alternatives?

Any options that expire prior to the sale will be forfeited if not exercised. Please contact Merrill Lynch if you wish to exercise your options before they expire. Any options that have not expired and are vested or unvested at the time of the sale will be cancelled in exchange for a cash payment equal to the merger proceeds, net of the aggregate exercise price and required taxes. While we continue to work out the mechanics, it is most likely that Merrill Lynch will send such cash payment to each optionee.

IT Roadmap Investment Projects

Q. Will any of the IT roadmap investment projects currently being worked be placed on hold for this coming fiscal year: e.g. ERP, WMS, OMS?

There are currently no plans to place any of the IT roadmap projects on hold. We remain committed to the IT Roadmap and plan to continue these investments.

Communicating with Members, Vendors and Suppliers

Q. What do we tell our Members?

BJ’s is here today and will be here tomorrow – going private has no impact on our business model. Our goal continues to be to provide our Members great value for their money in a clean, easy to shop Club. Our commitment to our Members is as strong as ever.

Q. What do we tell our vendors/suppliers?

BJ’s is here today and will be here tomorrow – we will continue to work with our vendors/supplier in accordance with our current contracts.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Any statements in this document about future expectations, plans and prospects for the Company, including statements about the expected timetable for consummation of the proposed transaction among the Company, Buyer and Transitory Subsidiary, and any other statements about the Company, Buyer, Transitory Subsidiary, Leonard Green Partners or CVC, or about the Company’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to the risks surrounding the parties’ ability to consummate the transaction, including the receipt of shareholder approval, court approval or the regulatory approvals required for the transaction; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers); retention of certain key employees of the Company and such other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 and in its most recent quarterly report filed with the SEC. The Company assumes no obligation to update the information in this Current Report on Form 8-K, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find it

In connection with the proposed acquisition of the Company by Buyer, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form (together, the “Proxy Statement”). Investors and security holders will be able to obtain free copies of the materials (when they are available) at the SEC’s web site, http://www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement and other relevant materials from the Company by contacting Cathy Maloney, Vice President, Investor Relations, at (774)-512-6650.

Investors and security holders are urged to read all relevant documents filed with the SEC, including the Proxy Statement, because they will contain important information about the proposed transaction.

The Company and its directors and executive officers, and Buyer and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common shares in respect of the proposed transaction. Information about the directors and executive officers of the Company is contained in the Company’s Form 10-K for the fiscal year ended January 29, 2011 and its proxy statement for the 2011 Annual Meeting of Shareholders, which was filed with the SEC on April 6, 2011. Information about the directors and executive officers of Buyer and a more complete description of the interests of the Company’s directors and officers will be available in the Proxy Statement regarding the acquisition when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s website at www.sec.gov or by contacting BJ’s Wholesale Club, Inc., 25 Research Drive, Westborough, Massachusetts, 01581; or (774) 512-7400.